                                                                  Exhibit 99.2


                           CONSENT OF PERSON NAMED AS
                           ABOUT TO BECOME A DIRECTOR

          Pursuant to Rule 438 promulgated under the Securities Act of 1933, as amended, the undersigned hereby consents to be named as a person about to become a director of FMC Technologies, Inc., a Delaware corporation, in its Registration Statement on Form S-1 of the Company (File No. 333-55920) and any amendments thereto.



                                          /s/ B.A. Bridgewater, Jr.
                                          ---------------------------
                                          Name: B.A. Bridgewater, Jr.

Dated:    , 2001